DENTSPLY INTERNATIONAL

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Effective January 1, 1999)

ARTICLE I

INTRODUCTION

1.1	Name. The name of this Plan is the DENTSPLY INTERNATIONAL Supplemental Executive Retirement Plan ("Plan").

1.2	Effective Date. The effective date of the Plan is January 1, 1999.

1.3

Purpose. This Plan is established, effective January 1, 1999, by DENTSPLY International Inc. ("DENTSPLY") for the purposes of providing additional retirement benefits for a select group of management and/or highly compensated employees of the Employer.

This Plan provides for the crediting by the Employer of retirement funds to accounts established under this plan for Eligible Employees. All contributions under the Plan credited to Participants shall be in the form of unfunded recordkeeping entries that shall be credited with earnings as specified in this plan.

ARTICLE II

DEFINITIONS

Capitalized terms which are not defined herein shall have the same meaning as ascribed to them in the Company’s Employee Stock Ownership Plan (“ESOP”). Whenever the following initially capitalized words and phrases are used in this Plan, they have the meanings specified below unless the context clearly indicated to the contrary:

2.1	"Administrator" shall be the individual or individuals appointed by the Committee to assist in administration of this Plan.

2.2	“Affiliates” shall mean any organization which is controlled by or under common control with DENTSPLY.

2.3	"Beneficiary" shall mean such person or legal entity as may be designated by a Participant under Section 5.3 to receive benefits hereunder after such Participant's death.

2.4	"Board" shall mean the Board of Directors of DENTSPLY, as constituted from time to time.

2.5	"Change in Control" shall mean the occurrence, at any time during the term of the Plan of any of the following events:

(a)

The acquisition of any individual, entity or group (within the meaning of Section 12(d)(3) of the Exchange Act) (a "Person") (other than the Company or any benefit plan sponsored by the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of either (i) the then outstanding shares of the Common Stock (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

(b)

Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least one-third (1/3) of the Board (rounded down to the nearest whole number), provided that any individual whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act); or

(c)

Consummation by the Company of a reorganization, merger, or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding common stock and voting securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding common stock and voting securities, as the case may be; or

(d)

Consummation of a complete liquidation or dissolution of the Company, or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and voting securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the outstanding common stock and voting securities, as the case may be, immediately prior to such sale or disposition.

2.6	"Committee" shall mean the Human Resources Committee of the Board.

2.7	“Company” shall mean DENTSPLY and any of its Affiliates.

2.8	"Compensation" shall mean a Participant's base salary plus any incentive awards and bonuses payable for a Plan Year but not including any income from or pertaining to stock options.

2.9	"Credited Service" shall have the same meaning as defined in the DENTSPLY Employee Stock Ownership Plan; however, Credited Service prior to January 1, 1992 shall be ignored for purposes of this Plan.

2.10

"DENTSPLY Contribution Account" shall mean the recordkeeping account established by the Administrator for each Participant to which the DENTSPLY contribution on each participant's behalf shall be allocated. A Participant shall immediately become 100% vested in his/her DENTSPLY Contribution Account if there is a Change in Control.

2.11	"Disability" shall mean a Participant is unable to perform his/her duties for six months and the Committee reasonably determines that Participant is unlikely to return to his/her regular duties.

2.12

"Eligible Employee" shall mean a Vice President or General Manager employed by the Employer in the United States, any Corporate Officer and other positions of significant status, who have been designated by the Board of Directors to be eligible to participate in the plan.

2.13	"Employer" shall mean DENTSPLY International ("DENTSPLY") and any of its subsidiaries.

2.14	"Participant" shall mean an individual on whose behalf employer contributions have been credited under this Plan.

2.15	"Plan Year" shall mean the calendar year.

2.16	"Plan" shall mean DENTSPLY Supplemental Executive Retirement Plan.

ARTICLE III

PARTICIPATION BY ELIGIBLE EMPLOYEES

3.1

Participation. Participation in this Plan is limited to Eligible Employees. Employees who were previously eligible to participate in this Plan may continue to maintain account balances under this Plan. An Eligible Employee shall participate in the Plan as determined by the Board. A Participant who separates from service with the Employer will cease participation hereunder.

3.2

Immediate Cash-Out of Ineligible Employee. This Supplemental Executive Retirement Plan is intended to be an unfunded "top-hat" plan, maintained primarily for the purpose of providing retirement benefits for a select group of management or highly compensated employees. If a Participant ceases to be an Eligible Employee, the Participant's account balance shall continue to be deferred until the earliest occurrence of an event specified in Section 5. Notwithstanding the foregoing, if the continued deferral of any Participant jeopardizes the "top-hat" status of the Plan, in the Committee's sole discretion, one hundred percent (100%) of such Participant's vested DENTSPLY Contribution Account shall be paid to the Participant immediately.

ARTICLE IV

DENTSPLY CONTRIBUTIONS

4.1	Annual DENTSPLY Contributions. The following contributions shall be made to the DENTSPLY Contribution Account for each Participant for each Plan Year:

(i)

A contribution equal to the percentage allocated under the DENTSPLY International Employee Stock Ownership Plan for the same Plan Year. For purposes of the allocation under this Section 4.1(i) only Compensation in excess of the limitations on Compensation imposed by Internal Revenue Code 401(a)(17) for a Plan Year ($160,000 in 1998) shall be taken into account.

(ii)

A contribution equal to 11.7% of Compensation. For purposes of the allocation under this Section 4.1(ii), total Compensation shall be taken into account. The contribution provided by this Section 4.1(ii) shall be reduced by the contribution provided by the sum of Section 4.1(1)above, plus the contribution provided to the Participant under the DENTSPLY International Employee Stock Ownership Plan for the Plan Year.

4.2

Vesting of DENTSPLY Contributions. A Participant as of January 1, 1999 will become 100% vested in his DENTSPLY Contribution Account upon the completion of three years of Credited Service. A Participant who first becomes a Participant after January 1, 1999 shall be 100% vested in his DENTSPLY Contribution Account following the Participant's completion of seven years of Credited Service. A Participant who terminates employment prior to completing seven years of Credited Service shall be partially vested in his DENTSPLY Contribution Account, in accordance with the following schedule:

Total Credited Service	Vested Percentage
Less than 3 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years	100%

Notwithstanding the above, a Participant shall become 100% vested upon Disability or death while actively employed.

4.3

Foreign Participants. In calculating the contribution for foreign Participants, any contribution shall be reduced by the value of pension benefits or allocations made for such Participant by the Company under other pension or retirement plans or benefit programs.

4.4

Forfeiture of Benefits. Notwithstanding anything herein contained to the contrary, no payment of any retirement benefits hereunder shall be made and all rights under this Plan shall be forfeited if the Committee unanimously determines that any of the following events occur:

(a)	The Participant is terminated for gross or willful misconduct or becomes employed with a competitor within two years of termination of employment.

(b)	The Participant has committed or participated in an act of fraud or dishonesty against DENTSPLY; or

(c)	The Participant has willfully and intentionally engaged in any activity or conduct which is adverse to the best interests of DENTSPLY and could result in a material loss to DENTSPLY or its business.

ARTICLE V

DISTRIBUTIONS

5.1

Distribution Date. Distribution of a Participant's vested DENTSPLY Contribution Account, subject to the elections provided for in Section 5.2, shall commence as of the Participant's termination of employment for any reason.

5.2	Method of Payment.

a.

Distributions under this Plan of an account which is based on the interest election under Section 6.2 shall be paid in cash. A distribution of a Participant's vested account balance invested in DENTSPLY Common Stock shall be paid in such Common Stock.

b.

The Participant may elect to have his or her benefit distributed in annual installments for a period of up to five (5) years from the date of the first distribution, which shall be no later than one (1) year from the date of termination of employment. This election shall be made by submitting a completed Election of Payment Form to the Administrator. In the absence of a timely election, distribution shall be made in the form of a lump sum within thirty (30) days of the date of termination of employment.

5.3

Distributions on Death. In the event of a Participant's death before his DENTSPLY Contribution Account has been distributed, distribution shall be made to the Beneficiary selected by the Participant within thirty (30) days after the date of death (or, if later, after the proper Beneficiary has been identified). A Participant may from time to time change his designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Administrator. If no Beneficiary designation is in effect at the time of the Participant's death, or if the designated Beneficiary is missing or has predeceased the Participant, distribution shall be made to the Participant's surviving spouse, or if none, to his surviving children per stirpes, and if none, to his estate.

5.4

Distribution on Change of Control. In the event of a change in control as defined in this Plan, each Participant will be given the option to receive the value of his DENTSPLY Contribution Account in a lump sum no later that sixty (60) days after the Change in Control. An optional distribution received subject to this Section 5.4 must represent the entire DENTSPLY Contribution Account and will be subject to a five percent (5%) penalty reduction.

5.5

Valuation of Distributions. All distributions under this Plan shall be based upon the amount credited to a Participant's DENTSPLY Contribution Account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a Participant electing distribution through installments shall be determined by dividing the amount credited to the Participant's vested DENTSPLY Contribution Account by the remaining number of installments, including the current installment, to be paid. It is understood that administrative requirements may lead to a delay between such valuation date and the date of distribution, not to exceed thirty (30) days.

ARTICLE VI

ACCOUNTS

6.1

DENTSPLY Contribution Account. The Administrator shall establish and maintain, or cause to be established and maintained, a separate DENTSPLY Contribution Account for each participant. Each Participant's account shall be credited with earnings, for recordkeeping purposes only, as provided in Section 6.2. A Participant's DENTSPLY Contribution Account shall be maintained solely for the purposes of measuring the amounts to be paid under this Supplemental Executive Retirement Plan. The Employer shall not be required to fund or secure the Account in any way. The Employer's obligation to Participants hereunder is purely contractual.

6.2	Crediting of Earnings and Statement of Account.

a)

The Participant's DENTSPLY Contribution Account shall be credited with Employer contribution credits and earnings annually or, as applicable, upon a Distribution. The amount of earnings to be credited each year shall be based on the investment selected by the Participant. The Participant may choose from the following investments with respect to contributions credited for each Plan Year: (i) DENTSPLY Common Stock (any dividends will be reinvested in the Participant's DENTSPLY Contribution Account), or (ii) U.S. Government 30-year Treasury bonds as quoted in The Wall Street Journal or any Government bond that replaces the 30-year bond and that has the longest duration up to 30 years (average yield for the month of January used for each Plan year). Each election must be 100% in either stock or interest. Once an election is made to invest in the Company common stock, that election with respect to such stock will be tracked on the basis of the number of shares allocated to such account and cannot be changed. With respect to future allocations, an election may be made to select the interest investment.

b)

In order to make a new election, the Participant must submit an Investment Election Form to the Administrator no later than 30 days prior to the beginning of each Plan Year specifying the investment election for the following Plan Year, otherwise if no timely submission of an investment election is made, the immediately preceding election shall be followed. In the absence of a prior election form, the Participant's account shall be deemed to be invested in DENTSPLY Common Stock. Investment exchanges of a Participant's existing DENTSPLY Contribution Account shall not be permitted.

c)

Earnings will be credited for whole years only, except of the year of distribution for which earnings will be credited up to the last business day of the month immediately preceding the date of distribution. As soon as practicable after the end of each Plan Year (and at such additional times as the Administrator may determine), the Administrator shall furnish each Participant with a statement of the balance credited to the Participant's DENTSPLY Contribution Account. Upon a Change of Control, as defined in 2.4, the method of crediting earnings may not be modified or amended.

d)

The determination of the Company common stock share price for purposes of annual allocations shall be made as of December 31 for allocations to be made for that year. For accounts which are based on investment in Company stock, dividends for a year shall be allocated in the form of Company stock and shall be based on the beginning of the year balance of shares in the account and the dividends paid during the year for such shares. Dividend allocations shall be made at the same time as allocations of other contributions.

ARTICLE VII

FUNDING AND PARTICIPANT'S INTEREST

7.1

Supplemental Executive Retirement Plan Unfunded. This Supplemental Executive Retirement Plan shall be unfunded and no trust shall be created by or for the Plan. The crediting to each Participant's DENTSPLY Contribution Account, as the case may be, shall be made through recordkeeping entries. No actual funds shall be set aside; provided, however, that nothing herein shall prevent the Employer from establishing one or more grantor trusts from which benefits due under this Supplemental Executive Retirement Plan may be paid in certain instances. The Employer shall pay all distributions from its general assets and a Participant (or his or her Beneficiary) shall have rights of a general, unsecured creditor against the Employer for any distributions due hereunder. The Supplemental Executive Retirement Plan constitutes a mere promise by the Employer to make benefit payments in the future.

7.2

Participant's Interest in Plan. A Participant has an interest only in the cash value of the amount credited to his account. A Participant has no rights or interests in any specific funds, DENTSPLY stock or other securities.

ARTICLE VIII

ADMINISTRATION AND INTERPRETATION

8.1

Administration. The Committee shall be in charge of the overall Operation and administration of this Supplemental Executive Retirement Plan. The Committee has, to the extent appropriate and in addition to the powers described elsewhere in this Plan, full discretionary authority to construe and interpret the terms and provisions of the Plan; to adopt, alter, and repeal administrative rules, guidelines and practices governing the Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Employer; and to rely upon the information or opinions of legal counsel or experts selected to render advise with respect to the Plan, as it shall deem advisable, with respect to the administration of the Plan.

8.2

Interpretation. The Committee may take any action, correct any defect, supply any omission or reconcile any inconsistency in the Supplemental Executive Retirement Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Supplemental Executive Retirement Plan into effect or to carry out the Employer's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Employer or the Committee arising out of or in connection with the Supplemental Executive Retirement Plan, shall be within the absolute discretion of each of them, and shall be final, binding, and conclusive on the Employer, and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors, and assigns. The Committee's determinations hereunder need not be uniform, and may be made selectively among Eligible Employees, whether or not they are similarly situated.

8.3

Records and Reports. The Administrator shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under this plan. The Committee shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available.

Payment of Expenses.

8.4	(a)

Claims: The Employer shall bear all expenses incurred by the Committee or the Administrator in administrating this plan. If a claim or dispute arises concerning the Committee or the rights of a Participant or Beneficiary to amounts contributed under this Plan, regardless of the party by whom such claim or dispute is initiated, each party shall bear their own costs and expenses in asserting or defending against such claim, except that, if a Participant is the prevailing party in such matter, the Employer shall, upon presentation of appropriate vouchers, pay all costs and expenses of the participant, including reasonable attorney's fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the “Participant's Claimant”), in connection with the bringing, prosecuting, defending, litigating, negotiating, or setting of such claim or dispute.

(b)

In the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Plan, to the Administrator within two (2) years (three (3) years in the event of a Change of Control) after the occurrences of the event giving rise to such claim or dispute.

8.5

Indemnification for Liability. The Employer shall indemnify the Committee and the Administrator and the employees of the Employer to whom the Administrator delegates duties under this Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Plan, unless the same is determined to be due to gross negligence or willful misconduct.

8.6

Claims Procedure. If a claim for benefits or for participation under this Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure.

8.7

Review Procedure. Within ninety (90) days after the claim is denied, a participant (or his duly authorized representative) may file a written request with the Administrator for a review of his denied claim. The Participant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Administrator. The Administrator will notify the Participant of the Committee's final decision in writing. In such response, the Administrator will explain the reason for the decision, with specific references to pertinent Supplemental Executive Retirement Plan provisions on which that decision was based.

ARTICLE IX

AMENDMENT AND TERMINATION

9.1

Amendment and termination. The Committee shall have the right, at any time to amend or terminate this Supplemental Executive Retirement Plan in whole or in part or to discontinue contributions, provided that such amendment or termination shall not adversely affect any Participant or Beneficiary under the Supplemental Executive Retirement Plan on the basis of amounts allocated to the Participant's DENTSPLY Contribution Account. If the Supplemental Executive Retirement Plan is discontinued with respect to future contributions, Participants' vested DENTSPLY Contribution Accounts shall be distributed in accordance with the provisions of Section 5.1, unless the Committee designates that distributions shall be made on an earlier date. If the Committee designates such earlier date, each Participant shall receive distribution of his vested DENTSPLY Contribution Account, as specified by the Committee. If the Supplemental Executive Retirement Plan is completely terminated by the Committee, each Participant shall receive distribution of his vested DENTSPLY Contribution Account in one lump sum payment of cash or in kind as of the date of the Supplement Executive Retirement Plan termination, or in accordance with the Plan.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1

Right of Employer to Take Employment Actions. The adoption and maintenance of this Supplemental Executive Retirement Plan shall not be deemed to constitute an employment contract between the Employer an any Eligible Employee, not to be a consideration for, nor an inducement or condition of, the employment of any person. Nothing herein contained, or any action taken hereunder, shall be deemed to give any Eligible Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Eligible Employee at any time, nor shall it be deemed to give to the Employer the right to require the Eligible Employee to remain in its employ, nor shall it interfere with the Eligible Employee’s right to terminate his or her employment at any time. Nothing in this Plan shall prevent the Employer from amending, modifying, or terminating any other benefit plan.

10.2

Alienation of Assignment of Benefits. A Participant’s rights and interest under the Supplemental Executive Retirement Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant’s rights to benefit payment under the Supplemental Executive Retirement Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of the Beneficiary. Notwithstanding the preceding, the Administrator may direct distributions in accordance with the Plan to an alternate payee pursuant to a Qualified Domestic Relations Order (QDRO), as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, prior to any distribution date described in Article V.

10.3

Right to Withhold. To the extent required by law in effect at the time of distribution is made from the Supplemental Executive Retirement Plan, the Employer of its agents shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

10.4

Construction. All legal questions pertaining the Supplemental Executive Retirement Plan shall be determined in accordance with the laws of the State of Pennsylvania, to the extent such laws are not superseded by the Employee Retirement Income Security Act of 1974, as amended, or any other federal law.

10.5

Headings. The headings of the Articles and Sections of this Supplemental Executive Retirement Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

10.6

Number and Gender. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

misc/SERP Plan Document Final

DENTSPLY INTERNATIONAL INC

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Effective January 1, 1999 as amended)

Revision Date: December 10, 2002

DENTSPLY INTERNATIONAL

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I	INTRODUCTION	1
1.1	Name	1
1.2	Effective Date	1
1.3	Purpose	1

ARTICLE II	DEFINITIONS	2
2.1	"Administrator"	2
2.2	“Affiliates”	2
2.3	"Beneficiary"	2
2.4	"Board"	2
2.5	"Change in Control"	2
2.6	"Committee"	3
2.7	“Company”	3
2.8	"Compensation"	3
2.9	"Credited Service"	4
2.10	"DENTSPLY Contribution Account"	4
2.11	"Disability"	4
2.12	"Eligible Employee"	4
2.13	"Employer"	4
2.14	"Participant"	4
2.15	"Plan Year"	4
2.16	"Plan"	4

ARTICLE III	PARTICIPATION BY ELIGIBLE EMPLOYEES	5
3.1	Participation	5
3.2	Immediate Cash-Out of Ineligible Employee	5

ARTICLE IV	DENTSPLY CONTRIBUTIONS	6
4.1	Annual Contribution	6
4.2	Vesting of DENTSPLY Contributions	6
4.3	Foreign Participants	7
4.4	Forfeiture of Benefits	7

ARTICLE V	DISTRIBUTIONS	8
5.1	Distribution Date	8
5.2	Method of Payment	8
5.3	Distributions on Death	8
5.4	Distributions on Change of Control	8
5.5	Valuation of Distributions	8

ARTICLE VI	ACCOUNTS	9
6.1	DENTSPLY Contribution Account	9
6.2	Crediting of Earnings and Statement of Account	9

ARTICLE VII	FUNDING AND PARTICIPANT'S INTEREST	10
7.1	Supplemental Executive Retirement Plan Unfunded	10
7.2	Participant's Interest in Plan	10

(i)

ARTICLE VIII	ADMINISTRATION AND INTERPRETATION	11
8.1	Administration	11
8.2	Interpretation	11
8.3	Records and Reports	11
8.4	Payment of Expenses	12
8.5	Indemnification for Liability	12
8.6	Claims Procedure	12
8.7	Review Procedure	12

ARTICLE IX	AMENDMENT AND TERMINATION	13
9.1	Amendment and Termination	13

ARTICLE X	MISCELLANEOUS PROVISIONS	14
10.1	Right of Employer to Take Employment Actions	14
10.2	Alienation of Assignment of Benefits	14
10.3	Right to Withhold	14
10.4	Construction	14
10.5	Headings	14
10.6	Number and Gender	14

FIRST AMENDMENT TO THE AMENDED AND RESTATED

DENTSPLY INTERNATIONAL INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          WHEREAS, DENTSPLY International Inc (the "Company") maintains the DENTSPLY International Inc. Supplemental Executive Retirement Plan (the "Plan") for a select group of Eligible Employees, as defined in Section 2.12 of the Plan; and

          WHEREAS, the Company most recently amended and restated the Plan on December 10, 2002; and

          WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan at any time; and

          WHEREAS, the Company desires to amend the Plan, effective January 1, 2009, to make certain changes to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder; and

          WHEREAS, the Company desires to exempt from this amendment all contributions that were deferred and fully vested as of December 31, 2004 (the "Grandfathered Amounts");

          NOW, THEREFORE, the Plan is hereby amended, effective for all participants in the Plan on January 1, 2009, except with respect to Grandfathered Amounts, as follows:

1. Section 2.5 of the Plan is hereby deleted from the Plan in its entirety and the following is substituted in lieu thereof:

"2.5	"Change in Control" shall mean the occurrence, at any time during the term of the Plan, of any of the following events:

"(a)

The acquisition by any individual, entity or group (within the meaning of Section 12(d)(3) of the Exchange Act) (a "Person") (other than the Company or any benefit plan sponsored by the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), within a consecutive twelve (12) month period, of 30% or more of either (i) the then outstanding shares of the Common Stock (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

"(b)

Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least one-half (1/2) of the Board (rounded down to the nearest whole number) within a consecutive twelve (12) month period, provided that any individual whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act); or

"(c)

Consummation by the Company of a reorganization, merger, or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding common stock and voting securities immediately prior to such Business Combination, do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding common stock and voting securities, as the case may be; or

"(d)

Consummation of a complete liquidation or dissolution of the Company, or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and voting securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the outstanding common stock and voting securities, as the case may be, immediately prior to such sale or disposition."

2. Section 2.11 of the Plan is hereby deleted from the Plan in its entirety and the following is substituted in lieu thereof:

"2.11

"Disability" shall mean, except as may otherwise be required by Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("Section 409A"), that a Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, is receiving (and has received for at least three (3) months) income replacement benefits under any Company-sponsored disability benefit plan. A Participant who has been determined to be eligible for Social Security disability benefits shall be presumed to have a Disability as defined herein."

3. Section 2.17 is hereby added to the Plan as follows:

"2.17

"Separation from Service" shall have the meaning set forth in Treasury Regulations Section 1.409A-2(a)(8). For purposes of this definition, a Participant shall be deemed to have a Separation from Service on the date on which he and the Company reasonably anticipate that no further services would be performed after such date or that the level of bona fide services he would perform after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period of employment if less than thirty-six (36) months). Notwithstanding the above, no Separation from Service shall be deemed to occur while the Participant is on military leave, sick leave or other bona fide leave of absence until the latest of (i) six (6) months after commencement of the leave, other than for a Disability, (ii) twenty-nine (29) months after commencement of leave as the result of a Disability, or (iii) the date on which the Participant ceases to have a legally protected right to reemployment under an applicable statute or by contract."

4. Section 2.18 is hereby added to the Plan as follows:

"2.18	"Specified Employee" shall have the meaning set forth in Treasury Regulations Section 1.409A-1(h). "

5. Section 3.2 is hereby amended by deleting such Section from the Plan in its entirety and substituting the following in lieu thereof:

"3.2

Ineligible Employee. This Supplemental Executive Retirement Plan is intended to be an unfunded "top-hat" plan, maintained primarily for the purpose of providing retirement benefits for a select group of management or highly compensated employees. If a Participant ceases to be an Eligible Employee, the Participant's account balance shall continue to be deferred until the earliest occurrence of an event specified in Section 5, and no further contributions shall be made on such Participant's behalf until and unless he resumes his status as an Eligible Employee."

6. Section 5.1 is hereby deleted from the Plan in its entirety and the following is substituted in lieu thereof:

"5.1

Distribution Date. Distribution of a Participant's vested DENTSPLY Contribution Account, subject to the elections provided for in Section 5.2, shall be made, or shall commence, within thirty (30) days following the Participant's termination of employment for any reason; provided, however, that no payment shall be permitted unless such termination qualifies as a Separation from Service; provided further, however, that, notwithstanding anything in the Plan or election by the Participant to the contrary, in the case of a Participant who is a Specified Employee as of the date of such Participant's termination of employment, any amounts that become payable upon such Participant's termination from employment shall be held for delayed payment and shall be distributed on or immediately after the date which is six (6) months after the date of such Participant's termination of employment (and shall be adjusted for earnings or losses in accordance with Section 6.2 pending payment)."

7. Paragraph "b." of Section 5.2 is hereby deleted from the Plan in its entirety and the following is substituted in lieu thereof:

"b. The Participant may make an irrevocable election to have his or her benefit distributed in annual installments for a period of up to five (5) years from the date of the first distribution, which shall be a date designated in the election form no later than one (1) year from the date of termination of employment. This irrevocable election shall be made by submitting a completed Election of Payment Form to the Administrator as soon as practicable upon the Eligible Employee becoming a Participant, but, in any event, no later than thirty (30) days after the Eligible Employee first becomes a Participant. In the absence of a timely election, the Participant shall be deemed to have elected to receive his distribution in a single lump-sum payment at termination of employment. Notwithstanding the foregoing, a Participant's Election of Payment Form most recently filed on or before December 31, 2008 with respect to his DENSTPLY Contribution Account and not revoked or modified on or before such date shall be deemed effective with respect thereto and shall be irrevocable after December 31, 2008."

8. Section 5.4 is hereby deleted from the Plan in its entirety and the following is substituted in lieu thereof:

"5.4

Distribution on Change in Control. In the event of a Change in Control as defined in this Plan, each Participant shall receive the value of his DENTSPLY Contribution Account in a single lump-sum payment no later than sixty (60) days after the effective date of such Change in Control."

9. Section 8.8 is hereby added to the Plan at the end Article VIII as follows:

"8.8.

Section 409A. Notwithstanding anything in the Plan to the contrary, all provisions of the Plan shall be construed and interpreted to comply with Section 409A, and, if necessary, any provision shall be null and void to the extent such provision (or part thereof) fails to comply with Section 409A. To the extent that any amount becomes payable under the Plan to a Specified Employee on account of termination of employment, any such payments shall be delayed by six months to the extent necessary to comply with the requirements of Section 409A."

10. Section 9.1 is hereby amended by adding the following at the end thereof:

"Notwithstanding anything in this Section 9.1 to the contrary, any distribution pursuant to this Section 9.1 upon termination of this Plan other than at the time and in the form elected under Section 5 shall be made only if and to the extent such termination satisfies applicable requirements under Section 409A and the regulations thereunder."

11. Section 10.2 is amended by deleting the heading thereto and replacing it with the following:

"10.2	Alienation or Assignment of Benefits."

          IN WITNESS WHEREOF, the Company has caused its authorized officer to execute this amendment this 31st day of December 2008.

DENTSPLY INTERNATIONAL INC.

By:  /s/ Christopher T. Clark

Name:  Christopher T. Clark

Title:  Executive Vice-President and Chief Operating Officer

(ii)